As filed with the Securities and Exchange Commission on June 9, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Playboy Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4249478 (I.R.S. Employer Identification No.)
______________

680 North Lake Shore Drive
Chicago, Illinois 60611
(Address of principal executive offices)
______________

THIRD AMENDED AND RESTATED PLAYBOY ENTERPRISES, INC. 1995 STOCK INCENTIVE PLAN

SECOND AMENDED AND RESTATED 1997 EQUITY PLAN FOR NON-EMPLOYEE
DIRECTORS OF PLAYBOY ENTERPRISES, INC.

PLAYBOY ENTERPRISES, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)
______________

Howard Shapiro, Esq.
Executive Vice President, Law and Administration, General Counsel and Secretary
Playboy Enterprises, Inc.
680 North Lake Shore Drive
Chicago, Illinois 60611
(312) 751-8000
 (Name and address, including zip code, and telephone number, including area code, of agent for service)
______________

Copy to:

Rodd M. Schreiber, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606
(312) 407-0700
______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Class B common stock, par value $0.01 per share	4,900,000	$2.81	$13,769,000	$768.31

(1)
Registrant is registering an aggregate of 4,900,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Shares”), for issuance under three different equity compensation plans as follows: (1) 4,200,000 Class B Shares under the Third Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (the “1995 Plan”); (2) 500,000 Class B Shares under the Second Amended and Restated 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc. (the “1997 Plan”); and (3) 200,000 Class B Shares under the Playboy Enterprises, Inc. Employee Stock Purchase Plan (the “ESPP,” and together with the 1995 Plan and 1997 Plan, the “Plans”).

(2)
This Registration Statement shall also cover any additional Class B Shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Class B Shares.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of Class B Shares reported on the New York Stock Exchange on June 4, 2009.

(4)
Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00005580 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering, pursuant to Instruction E of Form S-8, an additional 4,900,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Shares”), issuable under three different equity compensation plans as follows: (1) 4,200,000 Class B Shares issuable under the Third Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (the “1995 Plan”); (2) 500,000 Class B Shares issuable under the Second Amended and Restated 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc. (the “1997 Plan”); and (3) 200,000 Class B Shares issuable under the Playboy Enterprises, Inc. Employee Stock Purchase Plan (the “ESPP,” and together with the 1995 Plan and 1997 Plan, the “Plans”). The Class B Shares being registered by this Registration Statement represent an increase in the total Class B Shares reserved for issuance under each of the Plans as follows: (1) from 5,503,000 to 9,703,000 Class B Shares under the 1995 Plan; (2) from 400,000 to 900,000 Class B Shares under the 1997 Plan; and (3) from 230,000 to 430,000 Class B Shares under the ESPP.

Pursuant to Instruction E of Form S-8, the Registrant hereby incorporates by reference into this Registration Statement in their entirety the Registration Statements on Form S-8 (File No. 333-139728, File No. 333-105454, File No. 333-74451, File No. 333-36737, File No. 333-30201, File No. 333-06843, File No. 033-60631 and File No. 033-58145), including the exhibits thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

(c)
Current Reports on Form 8-K, filed with the Commission on January 22, 2009, February 4, 2009, February 12, 2009, February 18, 2009, March 18, 2009, April 21, 2009, May 11, 2009 (2), and June 2, 2009; and

(d)
The description of the Registrant’s Class B Common Stock, which is contained in the Registrant’s Registration Statement on Form S-3 filed with the Commission on June 10, 2005 (File No. 333-125725), including any amendments or reports filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel.

Howard Shapiro, Esq., will issue an opinion regarding the validity of the Registrant’s Class B Shares offered hereby. Mr. Shapiro is the Registrant’s Executive Vice President, Law and Administration, General Counsel and Secretary. Mr. Shapiro currently owns Class B Shares and is eligible to participate in the 1995 Plan and ESPP.

Item 8.     Exhibits.

Exhibit
Number	Description

4.1	Certificate of Incorporation of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3 to Playboy Enterprises, Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2003)

4.2
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3.2 to Playboy Enterprises, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2004)

4.3	Third Amended and Restated Bylaws of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Playboy Enterprises, Inc.’s Current Report on Form 8-K dated December 16, 2008)

4.4
Specimen certificate representing the Class B common stock of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 4.3 to Playboy Enterprises, Inc.’s Registration Statement on Form S-3 dated June 10, 2005)

5.1	Opinion of Howard Shapiro, Esq.

23.1	Consent of Howard Shapiro, Esq. (included in Exhibit 5.1 hereto)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature pages hereto)

99.1
Third Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (incorporated  by reference to Appendix A to Playboy Enterprises, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2009)

99.2
Second Amended and Restated 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc. (incorporated by reference to Appendix B to Playboy Enterprises, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2009)

99.3
Playboy Enterprises, Inc. Employee Stock Purchase Plan (incorporated  by reference to Appendix C to Playboy Enterprises, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on June 9, 2009.

PLAYBOY ENTERPRISES, INC.

By:	/s/ Howard Shapiro
	Name:	Howard Shapiro
	Title:	Executive Vice President, Law and Administration, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda G. Havard and Howard Shapiro, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 9, 2009.

Signature	Title

/s/ Jerome Kern	Interim Chief Executive Officer and Director
Jerome Kern	(Principal Executive Officer)

/s/ Linda G. Havard	Executive Vice President and Chief Financial Officer
Linda G. Havard	(Principal Financial and Accounting Officer)

/s/ Richard S. Rosenzweig	Executive Vice President and Director
Richard S. Rosenzweig

/s/ Dennis S. Bookshester	Director
Dennis S. Bookshester

/s/ David I. Chemerow	Chairman of the Board and Director
David I. Chemerow

/s/ Charles Hirschhorn	Director
Charles Hirschhorn

/s/ Russell I. Pillar	Director
Russell I. Pillar

/s/ Sol Rosenthal	Director
Sol Rosenthal

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate of Incorporation of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3 to Playboy Enterprises, Inc.’s quarterly report on Form 10-Q for the quarter ended March 31, 2003)

4.2
Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3.2 to Playboy Enterprises, Inc.’s quarterly report on Form 10-Q for the quarter ended June 30, 2004)

4.3	Third Amended and Restated Bylaws of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Playboy Enterprises, Inc.’s Current Report on Form 8-K dated December 16, 2008)

4.4
Specimen certificate representing the Class B common stock of Playboy Enterprises, Inc. (incorporated by reference to Exhibit 4.3 to Playboy Enterprises, Inc.’s Registration Statement on Form S-3 dated June 10, 2005)

5.1	Opinion of Howard Shapiro, Esq.

23.1	Consent of Howard Shapiro, Esq. (included in Exhibit 5.1 hereto)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature pages hereto)

99.1
Third Amended and Restated Playboy Enterprises, Inc. 1995 Stock Incentive Plan (incorporated  by reference to Appendix A to Playboy Enterprises, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2009)

99.2
Second Amended and Restated 1997 Equity Plan for Non-Employee Directors of Playboy Enterprises, Inc. (incorporated by reference to Appendix B to Playboy Enterprises, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2009)

99.3
Playboy Enterprises, Inc. Employee Stock Purchase Plan (incorporated  by reference to Appendix C to Playboy Enterprises, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 2009)